Exhibit 99.1

W. P. Carey & Co. — CPA®:15 Proposed Merger Transaction

CPA®:15 Investor Presentation | February 2012

Disclaimer

Cautionary Statement Concerning Forward-Looking Statement::

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of CPA®:15 and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding the benefits of the Transactions, integration plans and expected synergies, the expected benefits of the REIT Conversion anticipated future financial and operating performance and results, including estimates of growth, and the expected timing of completion of the proposed Transactions. These statements are based on the current expectations of the management of CPA®:15 and W. P. Carey. It is important to note that CPA®:15’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Discussions of some of these other important factors and assumptions are contained in CPA®:15’s and W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov. These risks, as well as other risks associated with the proposed Merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Form S-4. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may or may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required under the federal securities laws and the rules and regulations of the SEC, CPA®:15 does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. W. P. Carey intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement / prospectus and other relevant documents to be mailed by CPA®:15 and W. P. Carey to their respective security holders in connection with the proposed Transactions. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CPA®:15, W. P. CAREY AND THE PROPOSED TRANSACTIONS. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials (when they become available) and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials (when they become available) will also be available free of charge by accessing CPA®:15’s website (http:www.cpa15.com) or by accessing W. P. Carey’s website (http://www.wpcarey.com). Investors may also read and copy any reports, statements and other information filed by W. P. Carey or CPA®:15, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation:

Information regarding W. P. Carey’s directors and executive officers is available in its proxy statement filed with the SEC by W. P. Carey on April 29, 2011 in connection with its 2011 annual meeting of stockholders, and information regarding CPA®:15’s directors and executive officers is available in its proxy statement filed with the SEC by CPA®:15 on April 29, 2011 in connection with its 2011 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Unless otherwise noted, data referenced in this presentation is as of September 30, 2011

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Transaction Overview

CPA®:15 will be acquired by W. P. Carey (NYSE: WPC) in exchange for a combination of stock and cash

The most recent independently appraised estimated net asset value (“NAV”) for CPA®:15 was $10.40 per share as of September 30, 2011

CPA@: 15 stockholders will receive $1.25 in cash and 0.2326 shares of W. P. Carey (stock consideration of $10.48 based on W. P. Carey’s stock price as of the close of trading on February 17, 2012) for total consideration of $11.73 per share*, a 13% premium to NAV

Immediately prior to the acquisition of CPA@: 15, W. P. Carey will convert to a REIT

* The ultimate transaction consideration will be based upon the closing price of WPC stock at the time the transaction is completed and may result in a higher or lower total value for CPA®:15 stockholders.

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Transaction Details

Transaction Consideration CPA®:15 stockholders will receive 0.2326 shares of W. P. Carey common stock and $1.25 of cash for each CPA®: 15 share. Based on W. P. Carey’s closing price of $45.07 on February 17, 2012, the implied nominal value is $11.73.

Post-Transaction Structure W. P. Carey & Co. LLC will convert to a REIT immediately prior to the merger transaction

Tax consequences CPA®:15 stockholders will be subject to tax on up to $1.25 of any gain in their CPA®:15 shares. Any such tax will generally be determined based on long-term capital gain rates, if applicable, based on each investor’s individual circumstances. The merger will otherwise be tax-deferred to CPA®:15 stockholders

Lock up on Shares Issued None

Total Value and Key Metrics Total transaction value of $2.6 billion, including assumption of CPA®: 15 debt of $1.2 billion, as of December 31, 2011

Pro Forma Ownership CPA®: 15 stockholders (excluding the ~8% of CPA®: 15 shares currently owned by W. P. Carey) will own approximately 41 % of the combined company

Dividend Practice Post-closing, W. P. Carey anticipates increasing its annual dividend to $2.60 per share to maintain compliance with REIT requirements

WPC Management and Board No changes anticipated

Timing Transaction currently expected to close by Q3 2012

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Benefits of the Transaction

Benefits of the Merger

Benefits of REIT Conversion

Provides liquidity to CPA®:15 investors while supporting W. P. Carey’s overall business strategy of growing real estate assets under ownership

Transaction price reflects a 13% premium to the most recent NAV

W. P. Carey currently anticipates it will increase its annualized dividend to $2.60 per share, which will provide CPA®:15’s yield-oriented investors with continued income

Provides opportunity for CPA®:15 stockholders to hold liquid shares in a platform poised for future growth

Enhances W. P. Carey’s access to capital markets

Provides better currency to pursue potential future growth opportunities

Potential long-term valuation benefits from REIT conversion including, but not limited to:

Potential inclusion in REIT indices Likely increased Wall Street research coverage Shareholder ability to benchmark W. P. Carey against similar triple net lease REITs Increased float and liquidity

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Proven Asset Management Track Record

W. P. Carey has successfully liquidated 13 prior CPA® investment programs

Program Year of Liquidation Total Return as a % of Original Investment Average Annual Total Return

CPA®:1 1998 237% 7.2%

CPA®:2 1998 369% 14.9%

CPA®:3 1998 408% 18.8%

CPA®:4 1998 310% 13.9%

CPA®:5 1998 210% 7.7%

CPA®:6 1998 264% 12.5%

CPA®:7 1998 215% 10.2%

CPA®:8 1998 229% 13.1%

CPA®:9 1998 184% 9.6%

CPA®: 10 2002 208% 8.8%

CPA®: 11 2004 242% 11.2%

CPA®: 12 2006 237% 10.9%

CPA®: 14 2011 217% 9.0%

Past performance is no guarantee of future results

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CPA®:15 Performance

Annualized Yield

Original offering price per share

$10.00

Total per share cash distributions

since inception(1) $6.71

Total per share merger consideration(2)

($1.25 cash + 0.2326 shares of WPC) $11.73

Total per original $10 purchase price $18.44

Total Return as % of Original Investment 184%

Includes a special cash distribution of $0.08 per share in January 2008.

Based on the price of W. P. Carey common stock of $45.07 on the close of trading on February 17, 2012. The ultimate merger consideration will be based upon the closing price of WPC stock at the time the transaction is executed and may result in a higher or lower total value for CPA®:15 stockholders.

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The Combined Company

Diversified Revenue Stream

Following the transaction, rental revenues are expected to represent 81% of W. P. Carey’s revenues and the remaining revenues will be generated from $7 billion of assets under management

Combined Company

2012E Revenue: $415 million (1)

Note: Based on projections as of the date of this presentation, subject to change.

(1) Represents 2012E revenues, adjusted to exclude Reimbursed Costs from Affiliates of $76 million. Reimbursed Costs from Affiliates are otherwise recognized as revenue for GAAP financial reporting purposes with an offsetting expense equal to the recognized revenue.

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Combined

Company Positioned to Thrive

Combined company market capitalization of approximately $5.0 billion

High quality portfolio of premium assets

450 properties

43 million sq. ft.(1)

High-quality tenant base

95% occupancy(2)

Diversified portfolio across geographies, industries and

property types

Average lease term of 9.5 years

Combined Portfolio by Property Type(3)

Other <4>

Combined Portfolio by Geography(3)

Reflects square feet on a pro rata basis. Excludes 21 domestic self-storage properties in W. P. Carey’s Carey Storage subsidiary, totaling approximately 1.5 million square feet.

Based on percentage of the portfolio’s total pro rata square footage that was subject to lease.

Based on Annualized Contractual Minimum Base Rent (“ABR”).

Other includes: Child Care and Social Services; Education; Health Care; Hospitality; Leisure, Amusement and Recreation; Nursing Home; Sports; Theater; and Unoccupied Land.

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Geographically Diversified Portfolio

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Major Tenants -

Established Corporate Credits

Top 10 Tenants

Leading German Do-It-Yourself (DIY) retailer with a broad footprint across Germany and Austria

North America’s largest DIY moving and storage operator with nearly 16,000 locations across the U.S. and Canada

World’s second-largest food retailer, based on sales, with over 15,000 stores across Europe, Asia and South America; Annual sales of approximately $115 billion

Leading European DIY retailer with more than 530 stores in central and eastern Europe

Provides post-secondary education for professional automotive technicians

Leading lodging company with more than 3,400 lodging properties in 68 countries

World’s #1 express transportation provider, delivering more than 8 million packages daily to 220 countries

One of the largest retailer-owned hardware cooperatives with more than 4,700 stores worldwide

Foster Wheeler is a leading international engineering, construction and project management contractor and power equipment supplier

A leading global provider of information management and electronic commerce systems for the financial services industry, with more than 16,000 clients worldwide

Note: Company financial and valuation metrics as per CapitalIQ.

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Pro Forma Metrics

Combined Company

Total Sq. Ft. 42,775,000

Occupancy 95%

Annualized Base Revenues (ABR) $326 million

Geographic Presence(1)

U.S. 70%

France 10%

Germany 11%

Other Europe(2) 9%

Average Lease Term 9.5 years

Based on ABR.

Poland (4%), Finland (3%), Netherlands (1%), Spain (1%), Belgium (<1%) and United Kingdom (<1%).

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Transaction

Supports W. P. Carey’s Continued Dividend Growth

Historical Growth

Payout Ratio

W. P. Carey has increased its dividend every year since going public in 1998 Quarterly dividends have increased each of the past 43 quarters

Annual dividend growth has averaged 2.4% from 1998 -2011

Current payout ratio of 81%, based on a dividend of $2.24 per share Pro forma dividend of $2.60 supported by a strong payout ratio of 82% (1)

Annualized Dividend per Share

Past performance does not guarantee future results. Annualized dividend per share reflects annualized fourth quarter dividend per share for the respective year.

(1) Reflects anticipated pro forma annual dividend per share following transaction close to maintain compliance with REIT requirements. Subject to modification.

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W. P. Carey & Co.

Has Consistently Outperformed Peers

Returns have outpaced major indices, including the S&P 500 and the FTSE NAREIT Equity REIT Index

Five-Year Total Return Comparison

Past performance does not guarantee future results.

Source: SNL Financial LC, Charlottesville, VA, 2012, www.snl.com

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Transaction Process and Timing

Announce Transaction

February 21

Shareholder Votes for W. P. Carey and CPA®:15

Anticipated Q2 2012

Close Transaction

Q3 2012*

*	There is no assurance that the proposed merger will close by the anticipated quarter, if at all.

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Compelling Transaction

Creating Value for both CPA®:15 and WPC Investors

Provides liquidity to CPA@: 15 stockholders in stock and cash consideration

Transformational transaction that creates a net lease company with significant scale and liquidity

The combined portfolio is well-diversified across tenants, geographies and property type

The high-quality portfolio is complemented by a world-class asset management platform that generates fee revenues and provides upside potential

Strong dividend supported by a diverse revenue base

Potential for long-term valuation benefits as a result of REIT conversion as well as internal and external growth opportunities

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